Exhibit 3

Attorney's Certification

I the undersigned, Lee-Tal Yakir, Psagot Securities Ltd.'s Attorney, hereby certify as follows:

1.	The above composition of signatures is binding on Psagot Exchange Traded Notes Ltd. in respect of the attached report.

2.
The above authorized signatories signed this document before me and were identified by me in person according to an identity card, as required by and in accordance with the Prohibition on Money Laundering Law, 5760-2000 and the orders pursuant thereto.

3.	The resolution concerning Psagot Exchange Traded Notes Ltd.'s authorized signatories was duly adopted, in accordance with Psagot Exchange Traded Notes Ltd.'s incorporation documents.

February 2, 2015	/s/ Lee-Tal Yakir
Date	Lee-Tal Yakir, Adv.
Lic. No. 37140
Attorney (signature & stamp)